SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2002

INVIVO CORPORATION

(Exact name of the Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-15963	77-0115161

(Commission File Number)	(IRS Employer Identification No.)

4900 Hopyard Road, Suite 210, Pleasanton, CA	94588

(Address of principal executive offices)	(Zip code)

(925) 468-7600

(The Registrant’s telephone number)

(Former name or former address, if changed since last report)

ITEM 5: OTHER EVENTS.

     On April 20, 2002, Invivo Corporation (the “Registrant”) entered into a definitive agreement with 3D Instruments, LLC to sell substantially all of the assets of Sierra Precision, a wholly-owned subsidiary of the Registrant, for a cash amount to be determined upon the closing of the transaction. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated into this report by reference.

     This report, including the press release incorporated by reference, contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which are subject to the corresponding safe harbors created by those sections. These forward-looking statements include, among other things, statements related to the expected closing date of the transaction, the expected contribution by Invivo Research to the Registrant’s overall revenues following the transaction, and the expected increase in the Registrant’s gross profit margin following the transaction. Actual results may differ materially from those projected in these forward-looking statements due to a number of factors, including: failure to satisfy the conditions to closing set forth in the transaction agreement on a timely basis or at all, loss of significant customers of Invivo Research or Sierra Precision, the uncertain growth prospects for new markets, the Registrant’s dependence on a concentrated line of products, the effects of competitive products and pricing, economic and political conditions that may impact customers’ ability to fund purchases of the Registrant’s products and services, and other factors. For information regarding these and other related risks, see the “Risk Factors” section of the Registrant’s most recent Form 10-Q on file with the SEC. The Registrant assumes no obligation to update any forward-looking information contained in this report except as otherwise required by law.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release issued by the Registrant on April 22, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2002	INVIVO CORPORATION

	By:	/s/ JOHN F. GLENN

John F. Glenn Vice President-Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued by the Registrant on April 22, 2002.